EX-99.906CERT
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT
Clifford E. Lai, Principal Executive Officer, and Thomas F. Doodian, Principal Financial Officer, of THE HYPERION BROOKFIELD TOTAL RETURN FUND, INC. (the “Fund”), each certify as evidenced below that:
1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: February 1, 2008	/s/ Clifford E. Lai
Clifford E. Lai
President and Principal Executive Officer
THE HYPERION BROOKFIELD TOTAL
RETURN FUND, INC.

Dated: February 1, 2008	/s/ Thomas F. Doodian
Thomas F. Doodian
Treasurer and Principal Financial Officer
THE HYPERION BROOKFIELD TOTAL
RETURN FUND, INC.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to THE HYPERION BROOKFIELD TOTAL RETURN FUND, INC. and will be retained by THE HYPERION BROOKFIELD TOTAL RETURN FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.